Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER 2013 RESULTS

Houston, TX — October 30, 2013 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income attributable to Comfort Systems USA of $11,379,000 or $0.30 per diluted share, for the quarter ended September 30, 2013, as compared to $5,673,000 or $0.15 per diluted share, for the quarter ended September 30, 2012.  Earnings per share for the current quarter includes $0.05 arising from income from prior reporting periods and a change in the fair value of an earn-out liability.  The Company reported revenue of $349,989,000 in the current quarter as compared to $335,241,000 in 2012.  The Company reported free cash flow of $22,263,000 in the current quarter, as compared to $13,843,000 in 2012.  Backlog as of September 30, 2013 was $570,949,000 as compared to $590,276,000 as of June 30, 2013 and $622,847,000 as of September 30, 2012.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “We are pleased to report third quarter results marked by continued growth in earnings and cash flow.  Our margin improvement resulted from solid field execution, an increase in the proportion of our revenues derived from service work, and continued stabilization in pricing.”

The Company reported net income attributable to Comfort Systems USA for the nine months ended September 30, 2013 of $21,673,000 or $0.58 per diluted share as compared to $9,112,000 or $0.24 per diluted share, for the first nine months of 2012.  The Company also reported revenue of $1,026,932,000 as compared to $1,015,315,000 for the same period of 2012.  Free cash flow for the nine months ended September 30, 2013 was $11,877,000 as compared to negative free cash flow of $5,006,000 in the first nine months of 2012.

Mr. Lane continued, “During 2013 we have benefitted from a more balanced supply and demand environment as activity levels remained consistent and backlog declined somewhat.  We attribute the decline in backlog to the changing nature of our project work as we get more of our project revenue from work in existing buildings, and we have experienced a shift from institutional work towards industrial work.”

Mr. Lane concluded, “We are experiencing gradual improvement in more and more of our markets. We believe that we are well positioned to take advantage if construction demand improves in the coming quarters.  Despite lower reported backlog, we currently expect revenues and earnings will be similar or modestly higher in 2014.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Thursday, October 31, 2013 at 10:00 a.m. Central Time.

The call-in number for this conference call is 1-888-713-4214 and enter 48547461 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PJVTKH9GQ.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Thursday, November 7, 2013 by calling 1-888-286-8010 with the conference passcode of 59882552, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 87 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Nine Months Ended September 30, 2013 and 2012

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013	%	2012	%	2013	%	2012	%
Revenue	$349,989	100.0%	$335,241	100.0%	$1,026,932	100.0%	$1,015,315	100.0%
Cost of services	282,968	80.9%	279,720	83.4%	848,477	82.6%	862,767	85.0%
Gross profit	67,021	19.1%	55,521	16.6%	178,455	17.4%	152,548	15.0%

SG&A	49,404	14.1%	45,853	13.7%	141,623	13.8%	138,781	13.7%
Gain on sale of assets	(117)	—	(99)	—	(367)	—	(438)	—
Operating income	17,734	5.1%	9,767	2.9%	37,199	3.6%	14,205	1.4%

Interest expense, net	(342)	(0.1)%	(393)	(0.1)%	(1,013)	(0.1)%	(1,210)	(0.1)%
Changes in the fair value of contingent earn-out obligations	750	0.2%	(38)	—	696	0.1%	(105)	—
Other income	83	—	13	—	184	—	82	—
Income before income taxes	18,225	5.2%	9,349	2.8%	37,066	3.6%	12,972	1.3%

Income tax expense	6,588		3,926		14,366		6,031
Income from continuing operations	11,637	3.3%	5,423	1.6%	22,700	2.2%	6,941	0.7%

Loss from discontinued operations, net of income tax expense (benefit) of $(18), $77, $(57) and $37	(25)		(98)		(79)		(237)
Net income including noncontrolling interests	11,612	3.3%	5,325	1.6%	22,621	2.2%	6,704	0.7%

Less: Net income (loss) attributable to noncontrolling interests	233		(348)		948		(2,408)
Net income attributable to Comfort Systems USA, Inc.	$11,379	3.3%	$5,673	1.7%	$21,673	2.1%	$9,112	0.9%

Income (loss) per share attributable to Comfort Systems USA, Inc.:
Basic—
Income from continuing operations	$0.31		$0.15		$0.58		$0.25
Loss from discontinued operations	—		—		—		—
Net income	$0.31		$0.15		$0.58		$0.25

Diluted—
Income from continuing operations	$0.30		$0.15		$0.58		$0.25
Loss from discontinued operations	—		—		—		(0.01)
Net income	$0.30		$0.15		$0.58		$0.24

Shares used in computing income (loss) per share:
Basic	37,293		37,155		37,184		37,126
Diluted	37,631		37,332		37,444		37,265

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interests, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013	%	2012	%	2013	%	2012	%
Net income including noncontrolling interests	$11,612		$5,325		$22,621		$6,704
Discontinued operations	25		98		79		237
Income taxes	6,588		3,926		14,366		6,031
Other income	(83)		(13)		(184)		(82)
Changes in the fair value of contingent earn-out obligations	(750)		38		(696)		105
Interest expense, net	342		393		1,013		1,210
Gain on sale of assets	(117)		(99)		(367)		(438)
Depreciation and amortization	4,603		5,324		13,901		15,429
Adjusted EBITDA	$22,220	6.3%	$14,992	4.5%	$50,733	4.9%	$29,196	2.9%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, excluding discontinued operations, income taxes, other (income) expense, net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)

Cash and cash equivalents	$45,305	$40,757
Accounts receivable, net	270,612	256,959
Costs and estimated earnings in excess of billings	30,200	26,204
Assets related to discontinued operations	297	1,582
Other current assets	42,812	47,051
Total current assets	389,226	372,553
Property and equipment, net	44,943	41,416
Goodwill	114,588	114,588
Identifiable intangible assets, net	39,107	44,515
Other noncurrent assets	6,590	7,682
Total assets	$594,454	$580,754

Current maturities of long-term debt	$—	$300
Current maturities of notes to former owners	2,000	—
Accounts payable	95,667	100,641
Billings in excess of costs and estimated earnings	62,566	73,814
Liabilities related to discontinued operations	88	767
Other current liabilities	106,328	93,065
Total current liabilities	266,649	268,587
Long-term debt, net of current maturities	5,000	2,100
Notes to former owners, net of current maturities	—	5,000
Other long-term liabilities	16,592	17,761
Total liabilities	288,241	293,448
Comfort Systems USA, Inc. stockholders’ equity	288,364	270,405
Noncontrolling interests	17,849	16,901
Total stockholders’ equity	306,213	287,306
Total liabilities and stockholders’ equity	$594,454	$580,754

Selected Cash Flow Data (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash provided by (used in):
Operating activities	$27,433	$16,455	$23,782	$3,432
Investing activities	$(5,170)	$(2,997)	$(11,862)	$(20,973)
Financing activities	$(304)	$(6,604)	$(7,372)	$1,969

Free cash flow:
Cash from operating activities	$27,433	$16,455	$23,782	$3,432
Purchases of property and equipment	(5,234)	(2,817)	(12,471)	(9,405)
Proceeds from sales of property and equipment	64	205	566	967

Free cash flow	$22,263	$13,843	$11,877	$(5,006)

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.